AMENDMENT NO. 3 TO THE PROMISSORY NOTE dated as of April 29, 2012 (this “Amendment”), among CERES VENTURES, INC. (formerly PhytoMedical Technologies, Inc.), a Nevada corporation (the “Borrower”) and JEET SIDHU, a resident of the Province of British Columbia (“Holder”).

WHEREAS, the Borrower issued to the Holder a 8 ½ % Convertible Promissory Note dated May 20, 2011, and as amended on July 14, 2011, and December 29, 2011, in the original principal amount of $100,000 (the “Note”), of which $50,000 and interest thereon have previously been paid.

WHEREAS, the Borrower has requested, and the Holder has agreed, to amend the Note as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, notwithstanding any provisions of the Promissory Note to the contrary, the parties hereto hereby agree as follows:

The Note shall be paid as follows:

1. $50,000, and the interest due on that amount, shall be paid no later than June 30, 2012.

This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

Except as amended hereby, the terms and conditions of the Note remain in full force and effect.

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